Exhibit (a)(5)(B)

Creating the world’s leading
Microbial Control business

11 July 2011

Agreement to acquire Arch Chemicals

Stefan Borgas, CEO

Forward-looking statements

Statements in this presentation regarding the proposed transaction between
Lonza and Arch Chemicals, the expected timetable for completing the transaction, the potential benefits of the transaction, and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words
“believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many shareholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, and other business partners; and other risks and the other factors described in Arch Chemicals’ Annual Report on Form 10-K for the
year ended December 31, 2010 filed with the SEC. Except as otherwise required by law, Arch Chemicals disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

slide 2

Creating the world’s leading Microbial Control business

Global leader in Microbial Control

Combined sales of USD 1.6 bn in an addressable
market of ~USD 10 bn

Strengthens and balances Lonza’s Portfolio

Markets, regions and currencies

Attractive value creation from year one

EPS and EVA accretive and improvement of RONOA

slide 3

Transaction highlights

Cash offer for Arch Chemicals; agreement signed

Offering of USD 47.20 per share for all outstanding shares of common stock, implying an enterprise value of USD 1.4 bn (approx. CHF 1.25 bn)
including net debt of USD 170 mn

Full and fair price: Offer represents a 36.7% premium to the average closing price over the last 30 trading days

Offer unanimously supported by Arch Chemicals’ Board of Directors

Substantial cost synergy – expected to be at least USD 50 mn per annum in second year

Additional revenue synergy through combined complementary portfolios, customer value recognition and enhanced innovation capabilities

Fully debt-financed maintaining target balance sheet structure

Expected close later in 2011

slide 4

Arch Chemicals in brief

Water Products

Recreational water

Non-recreational water

Wood

Pressure treated wood

Fire retardants

Anti sap stain

Industrial Biocides

Paint & coatings

Antifouling

Metal working

Anti dandruff

Personal Care

Functional ingredients

Performance Products  - non core

2010 sales by business segment

Personal Care
   USD 45 mn

Performance
Products
USD 186 mn

Industrial
Biocides
USD 285
mn

HTH Water
Products
USD 606 mn

Wood
Protection
USD 255
mn

Microbial Control
Business

2010 sales : USD 1.38 bn

slide 5

Two complementary Microbial Control businesses

Arch – Biocides

2010 revenues: ~USD1.2 bn*

Ebit-margin: 7.9%

RONOA: 19.8%

4 business segments

Water Products

Wood Protection

Personal Care actives

Industrial Biocides products

Number of primary manufacturing
and R&D locations: 23

Employees: approximately 3,000

Lonza Microbial Control

2010 revenues: ~USD350 mn

Ebit-margin: 11.6%

RONOA: 19.2%

4 business segments

Water Treatment

Hygiene

Materials Protection

Personal Care

Number of manufacturing and
R&D locations: 6

Employees: 550

complementary product portfolio creates major opportunity for innovation

* Excludes Performance Product sales of USD186 mn

slide 6

Creating the global leader in Microbial Control

Attractive growth market with key segments experiencing
6-8% CAGR

Strong platform to develop innovative new products and
solutions - leverage complementary portfolio of registered
active ingredients

Excellent cultural fit proven by on-going collaborations

slide 7

Strengthens and balances Lonza’s portfolio

Expands life science platform. Balances solidly growing but
volatile pharma CMO business

Strengthens and expands business in growth markets of
China, India, Brazil and South Africa from USD 35 mn sales to now USD 249 mn sales

Improves natural currency hedge

cost : revenue

2010

2012

USD

40:50

47:50

EUR

18:20

19:20

slide 8

Attractive value creation from year one

Meets Lonza’s acquisition
criteria

Substantial cost synergy
from administrative
functions

Increased sales of at least
USD 40 mn by year three

Expected to be EPS accretive from
year one (>CHF 0.4/share)

Expected to be EVA positive from
year two

At least USD 50 mn targeted in year
two

One-time integration cost of USD 85
mn over two years

Cross selling of larger product
portfolio

Extended market and regional reach

Additional potential in the future
driven by increased R&D efforts

slide 9

Balancing the Lonza life science platform

Today

Tomorrow

Lonza

Bioscience

(10%)

Lonza Life

Science Ingredients –

Nutrition &

Performance

Intermediates

(26%)

Lonza Microbial

Control

(14%)

Lonza

Custom

Manufacturing (50%)

Lonza Bioscience

(5%)

Lonza Life Science

Ingredients

Nutrition & Performance

Intermediates

(17%)

Lonza

Custom

Manufacturing

(35%)

Lonza Microbial

Control

& Arch

(43%)

Sales CHF 2680 mn

Pro-forma sales CHF ~4116 mn

Based on 2010 Full Year results

slide 10

The attractive

global Microbial Control

market

Approved actives, formulation expertise, access
- all crucial

Water Treatment

Hygiene

Food Protection

Wood Preservation

Materials Protection

Health

Industrial Biocides

Personal Care

Distribution Channels

Formulation

Regulatory

Active

slide 12

Microbial Control

Destroy disease-carrying microorganisms, to clean, disinfect and preserve materials, surfaces and aqueous environments

Hospital-acquired
infections (nosocomial
infections) are one of the
leading causes of death of
patients.

Source: WHO

Cleaning and disinfection are
critical to prevent the transmission
of infectious diseases.

Cooling tower systems are open
to the atmosphere and therefore
must be free of microbes.

To prevent the spread of infection,
microbes must be controlled in all
recreational water settings

For every barrel of oil produced,
approximately 3.5 barrels of water
are used. This water must be free of
microbes.

Mold and algae growth are a major
concern for products in the wood
markets

Examples

slide 13

Global Microbial Control Market
Average annual growth rates 4-6%

Sizeable addressable market* ~ USD 10 bn

Specialty Biocide Market by Region

Wood Preservation
             8%

Food Protection
          11%

Health & Hygiene
           19%

Preservation &
   Protection
        19%

Personal Care
         8%

Water
 35%

China
 14%

Japan
   9%

Other Asia
     4%

Central &
 Easterm
 Europe
     3%

Western Europe
         20%

Rest of World
         3%

Central & South
     America
         2%

North America
       45%

* The market includes B2B active ingredients, formulated products and B2C products slide 14

Regulation – a key market driver

Global

North America

Europe

Asia/LATAM

Increasing demand for product safety data - effects on health and the environment

Increasing demand for efficacy on communicable disease: H1N1; SARS; Bird Flu; MRSA

Highly regulated environment

Re-registration process ongoing

Increasing demand for environmentally friendly products

Highly regulated environment

Biocidal Products Directive (BPD) / REACH increasing demand

Growing regulation in eastern Europe

Increasing demand for environmentally friendly products

Developing regulatory structure

Regional regulations / authorities within countries

In countries with no regulatory structure - international approvals are increasingly being relied upon

Centralized microbial control knowledge and
local registration expertise is critical for innovation

slide 15

Arch + Lonza Microbial Control

Excellent cultural fit  -  focused on customers, regulatory compliance, innovation

Clear market leadership

Water Treatment (~45%)*

Leadership positions in U.S., Canada, Brazil, South Africa and France

Largest global producer of

Branded commodities

Branded lines

Accelerated growth with non-recreational water applications and emerging markets

Meet new regulations on invasive species control for ballast water

Growing presence in global oilfield market

Address global water scarcity via combined Water Treatment / reclamation projects

Materials Protection(~20%)*

Leading active supplier position in wood preservation market

Opens opportunities to forward integrate into formulator space

Accelerated growth into new markets:

Paints & coatings

Marine antifouling

Plastics

Metal working fluids

Largest supplier of:

BIT (bactericide) industrial preservative

Sodium pyrithione (fungicide) metalworking fluid active

* % of sales

slide 17

Growth markets

Hygiene (~10%) *

Largest portfolio of registered formulations for Hygiene markets worldwide

Largest portfolio of registered active ingredients to create new formulations

Leverage strong brand recognition in EU and North America to introduce new formulations.

Global approach with regional expertise in growth markets: China, India and Brazil.

Regulatory expertise to support regional customers as the markets develop

Different channels to market based on regional market characteristics

Differentiated product offerings based on regional customer and market preferences

Personal Care (~25%) *

Personal Care focus area

Global offering

Largest supplier of zinc pyrithione - antidandruff agent

Other active ingredients

Preservatives

Formulations

Global approach - important opportunities in

Asia

LATAM

Regulatory expertise strengthened

Global innovative technologies

Direct market contact with brand leaders

Natural preservatives for Personal Care

* % of sales

slide 18

Approved actives, formulation expertise, market access crucial success factors to drive business development

Water Treatment

Hygiene

Distribution Channels

Formulation

Regulatory

Active

Materials Protection

Personal Care

TIME DEMAND

R

&

D

Distribution Channel

3 – 18 months

20%

80%

Formulation

12 – 36 months

Regulatory

Active

80%

20%

3 – 8 years

slide 19

Combined business meets all critical success factors

Increasingly regulated environment

Customer demands create inter-regional cross selling opportunities

Leverage proven technologies across the globe

Emerging markets represent attractive growth opportunities

Get closer to the end consumer with broader offerings and scale

Combined global innovation provides a key competitive advantage

Combined business has over 15% global market share

Combined business has strong position in 5 growth market segment

Combined business has 19 registered actives

Combined business has access to 4 of 5 BRICS markets

Arch brings direct access to retail in US, EU, South Africa, Brazil

Combined business allows above average increase in R&D efforts slide 20

Integration Phase 1:
0-24 months - immediate cost synergy

At least USD 50 mn per annum in second year

Reduction in corporate overhead

Elimination of duplicate administration costs

Improved sourcing, supply chain

Tax optimization

Expected to be EPS accretive from year 1

Expected to be EVA accretive from year 2

slide 21

Integration Phase 2:
6-30 months - cross selling opportunities

Incremental sales of USD 40 mn by year 3

Global Personal Care – leverage strong customer relationships

North America and EMEA – leverage technologies and actives
portfolio in:

Materials Protection (e.g. construction materials)

Non-recreational Water Treatment (e.g. oil fields)

Hygiene (e.g. surface disinfection in hospitals)

LATAM – accelerate sales from current Lonza portfolio

Asia – accelerate growth through shared infrastructure, bigger sales force and broader actives portfolio

slide 22

Integration Phase 3:
Innovation will drive growth

Innovation
Drivers

New regulations drive innovation by driving out certain existing chemistries

Global water scarcity and urbanization creates water reclamation need

Population growth provides environment for unwanted microbes Industrial drive for cost saving solutions

Consumer drive for convenience, ease of use and safety

Customers’ increasing reliance on supplier solutions

Innovation
Challenges

Technologies that meet customer needs

High cost of compulsory regulations, increasing quickly

Long lead time for regulatory approvals

New solutions require access to broad range of technologies

Customers demand global expertise AND regional solutions

Supply chain and sourcing

Innovation
Synergy

Financial, geographic, market and technology scope needed for successful innovation

Existing R&D with a track record of success

Combined IP will support new product development

slide 23

This strategic acquisition is in line with our
stated financial acquisition criteria: EPS
accretive from year one and EVA positive
from year two

Financial impact of
Arch Chemicals acquisition

Acquisition creates value

Substantial synergy from administrative functions: at least USD
50 mn of savings targeted in year two; one-time integration cost of
USD 85 mn over 2 years

Increased sales through cross selling into each others regions and markets: USD 40 mn in year 3

Innovation investment will be increased to drive product
development through combined portfolio of registered actives

Meets Lonza’s stated acquisition criteria: EPS accretive from year one (>CHF 0.4/share) and EVA positive from year two

Increases Lonza’s free cash flow generation and improves RONOA by >150 basis points in year two

Ability to leverage Lonza’s strong balance sheet and cash flow during times of favourable CHF/USD exchange rate slide 25

Transaction timetable

Agreement signed; unanimous support from both
companies’ Boards of Directors

Due diligence completed

Tender offer to commence by 15 July 2011

Pursue necessary regulatory approvals

Completion expected before the end of 2011

slide 26

SUMMARY
Creating the world’s leading Microbial Control business

Generates significant benefits of scale with the broadest
complementary global portfolio of registered active ingredients and unmatched formulation expertise

Focus on water, materials protection, hygiene and personal care, the faster growing segments of the microbial control market

Excellent cultural fit between both organizations

Lonza will improve its business, market, regional and currency balance

Lonza becomes the global leader in two attractive life science markets: microbial control and pharmaceuticals CMO slide 27

Additional information

The tender offer described in this communication has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Arch Chemicals. At the time the tender offer is commenced, an indirect wholly-owned subsidiary of Lonza will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission.

Investors and Arch Chemicals stockholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as well as any other relevant documents filed with the SEC when they become available, because they will contain important information.

Investors and Arch Chemicals stockholders may obtain a free copy of the tender offer statement, the solicitation/recommendation statement and other documents (when available) filed with the SEC at the SEC’s website at www.sec.gov. The tender offer statement and other documents that Lonza’s indirect wholly-owned subsidiary files with the SEC may also be obtained from Lonza free of charge by directing a request to investor.relations@lonza.com.

slide 28

Appendix

Lonza

	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]

Arch Chemicals - key financials

USD mn

FY 2009

FY 2010

Sales

1,245

1,377

EBITDA

124

149

EBITDA Margin

10.0%

10.8%

EBIT

84

109

EBIT Margin

6.7%

7.9%

Net Income

47

71

EPS (USD) basic

1.89

2.82

RONOA

13.3%

19.8%

slide 30

Lonza Financials 2010
as is vs. pro forma with Arch Chemicals

FY 2010

FY 2010

combined

stand-alone

Arch / Lonza

CHF mn

Sales

2’680

4’116

EBITDA

643

800

EBITDA Margin

24.0%

19.4%

EBIT

374

488

EBIT Margin

14.0%

11.9%

Financing costs

(44)

(59)

Tax rate

13.9%

17.9%

Tax

(46)

(77)

Net Income

284

358

EPS (CHF) basic

5.55

6.69

EPS (CHF) basic CORE

5.84

7.15

RONOA

10.8%

11.9%

av. exchange rate 2010: CHF 1.0427 = 1 USD

Financing costs: excl. integration and additional finance cost slide 31

Complementary actives/applications portfolio

Active Ingredients

Water
Treatment

Wood Protection

Biocides
H&H/PCI

Preservation
Biocides and
Materials Protection

Amines /Amine oxide

L

L

BBIT

A

A

BIT

A

A

Calcium hypochlorite

A

A

Carboquats / Carboshield

L

L

L

L

CCA

A

Copper azole

A

Copper pyrithione

A

DMH / DMDMH

L

L

L

Ethoxylates

L

F.A. Esters / Amides

L

Halo hydantoins

L

L

L

IPBC

A

A

Personal care actives

L A

PHMB

A

A

A

Quats

L

L

L

L

Sodium pyrithione

A

Triphenylboronpyridine

A

Zinc pyrithione

A

A

A

Arch

L

Lonza

slide 32

Approved actives, formulation expertise,

regulatory know how, strong supply change -

all crucial to success

First

18 months

Second

18 – 36 months

Third

5+ years

Leverage combined portfolio to capture immediate opportunities

Leverage distribution channels to increase speed to market

Focus on Customers, Markets and Geographies

Use our registered actives portfolio to create novel formulations

Address the regional requirements of new markets

Provide a growth vehicle for established markets

Combined development pipeline will result in truly innovative products

New actives, innovation in delivery systems, new formulations

New Opportunities through the combined product portfolio

slide 33